UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 14, 2017, Accuray Incorporated (the “Company”) entered into a credit and security agreement (the “Credit Agreement”) by and among the Company, as borrower, TomoTherapy Incorporated, a direct, wholly-owned subsidiary of the Company, as borrower (“TomoTherapy,” and together with the Company, the “Borrowers”), any additional borrower that may be added thereto, MidCap Financial Trust (“MidCap”), individually as a lender and as agent (“Agent”), and the other lenders from time to time parties thereto (together with MidCap as a lender, the “Lenders”).  The Credit Agreement provides for a revolving credit facility in the initial amount of $52 million, which the Company may request be increased by up to $33 million to a new total of $85 million through additional tranches, each with a $1 million minimum (the “Facility”).  Neither Agent nor the Lenders have any obligation to consent to activation of an additional tranche.  Availability for borrowings under the Facility is subject to a borrowing base that is calculated as a function of the value of the Borrowers’ eligible accounts receivable and eligible inventory, and the Borrowers are required to maintain a minimum drawn balance of at least 30% of such availability.

The Facility’s stated maturity date is June 14, 2021, but the Facility may mature earlier than the stated maturity date if certain conditions set forth in the Credit Agreement are not met, including conditions related to the Company’s two series of convertible notes maturing February 1, 2018.

The Borrowers’ obligations under the Credit Agreement are secured by first-priority liens on substantially all the assets of the Borrowers, subject to certain exceptions.

Interest on the borrowings under the Facility is payable monthly in arrears at an annual interest rate of reserve-adjusted, 90-day LIBOR (subject to a 1.00% floor) plus 4.50%.  The Credit Agreement requires the Borrowers to pay Agent a collateral management fee of 0.10% per month on the outstanding balance of the Facility.  The Credit Agreement also requires the Borrowers to pay the Lenders an unused line fee equal to 0.5% per annum of the average unused portion of the Facility.  If all or a portion of the Lenders’ funding obligations under the Credit Agreement terminate for any reason other than as a result of a refinancing of 100% of the loans made under the Facility by Agent and the Lenders, then the Company will be required to pay a fee equal to 3% of the commitment amount terminated if such termination occurs within the first year, 2% of the commitment amount terminated if such termination occurs within the second year, and 1% of the commitment amount terminated if such termination occurs after the second year.

The Credit Agreement contains restrictions and covenants applicable to the Company and its subsidiaries. Among other requirements, the Company may not permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to be less than a certain specified ratio for each fiscal quarter during the term of the Facility.

The Credit Agreement also contains customary covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. The Credit Agreement contains customary representations and warranties and events of default.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

Item 1.02                                           Termination of a Material Definitive Agreement.

On June 14, 2017, the Company borrowed $52 million under the Facility and used the proceeds of such loan, together with available cash from the Company, to repay in full the remaining balance under the Financing Agreement dated as of January 11, 2016 (as amended or otherwise modified, the “Financing Agreement”), by and among the Company, as co-borrower, TomoTherapy, as co-borrower, Morphormics, Inc., a direct, wholly-owned subsidiary of the Company, as guarantor, the lenders party thereto and Cerberus Business Finance, LLC, as collateral agent and administrative agent.  The Financing Agreement was terminated on June 14, 2017.  The material terms of the Financing Agreement have been previously reported on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 12, 2016, November 4, 2016, and March 10, 2017. The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure.

On June 15, 2017, the Company issued a press release announcing the Company’s entry into the Credit Agreement and termination of the Financing Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated June 15, 2017, titled “Accuray Enters into New Revolving Loan Agreement”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: June 15, 2017	By:	/s/ Alaleh Nouri
Alaleh Nouri
Senior Vice President, General Counsel and Corporate Secretary